Exhibit 99 (a)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement ("Amendment") is made this 27th day of November, 2007 (the "Second Amendment Date") between the following parties ("Parties"):

          (i)  BOK Financial Corporation, an Oklahoma corporation ("BOKF"); and,

          (ii) W. Jeffrey Pickryl, an individual currently residing in Tulsa, Oklahoma (the "Executive").

         BOKF and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which are hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1) Purpose of Second Amendment. The purpose of this Second Amendment is as follows:

     (a) Executive and BOKF have heretofore entered into that certain Employment Agreement dated September 29, 2003 as amended by that certain Amendment to Employment Agreement dated August 30, 2004 (the "Agreement").

     (b) Executive is currently serving as Senior Executive Vice-President of BOKF. Executive is responsible for Bank of Bank of Albuquerque, National Association, Bank of Arizona, National Association, Bank of Texas, National Association, and Colorado State Bank and Trust Company National Association. Executive currently resides in Dallas, Texas.

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     (c)  BOKF desires that  Executive  relocate to Tulsa,  Oklahoma to serve as
          Senior Executive Vice-President and Chief Credit Officer of BOKF and all of its subsidiary banks ("SEVP-CCO").

     (d) This Second Amendment sets forth the agreement of Executive and BOKF respecting Executive's relocation to Tulsa, Oklahoma and assumption of the duties as SEVP-CCO of BOKF.

(2) Relocation and Assumption of Duties as SEVP-CCO of BOKF. Executive agrees, as a term of the Employment Agreement, to relocate to Tulsa, Oklahoma and assume the duties of SEVP-COO on or before March 31, 2009.

     (a) Executive shall purchase a home in Tulsa at his convenience. At such time as Executive purchases a home in Tulsa (the "Oklahoma Home Purchase"), BOKF shall purchase Executive's exiting Texas home. The purchase of Executive's existing Texas home (the "Texas Home Purchase") shall be on the following terms and conditions:

          (i) The Texas Home Purchase shall be consummated contemporaneously with the Oklahoma Home Purchase or as near thereto as is practicable.

          (ii) BOKF shall purchase the Texas Home on the following terms and conditions:

               (A)  BOKF shall  engage two real  estate  appraisers  approved by
                    Executive (provided such approval is not unreasonable withheld, delayed or denied) to provide two separate appraisals.

               (B) BOKF shall pay Executive the average of the two appraisals but not less than the price paid by Executive for such residence, less the payoff amount of any purchase money mortgage on the residence.

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               (C)  Executive shall convey the residence to BOKF, free and clear of all liens, claims, and encumbrances (except any purchase money mortgage on the residence), by general warranty deed.

               (D) Usual and customary pro-rations shall be settled between Executive and BOKF in connection with such purchase.

               (E) BOKF shall reimburse Executive, against reasonable documentation thereof, for usual and customary closing costs incurred in connection with the purchase by BOKF of the Texas Home, grossed up for income taxes as provided in footnote 1.

          (iii) BOKF shall provide the services of a nationally recognized mover to pack and move Executive's household goods to the Tulsa Metropolitan Area.

     (b) Executive shall assume the duties of SEVP-COO and begin to work full time in Tulsa at a time specified by the Chief Executive Officer, provided the date of such relocation shall not unreasonably inconvenience Executive. Until Executive relocates to Tulsa, Executive shall commute to Tulsa for each work week and Executive shall pay his own Dallas living expenses.

     (c) BOKF shall reimburse Executive for his commuting costs and the costs of relocation and like matters in the reasonable discretion of the Chief Executive Officer.

     (d) BOKF shall pay Executive $75,000 (grossed up for income taxes(1)) as a relocation bonus, payable with two weeks following the date on which

(1) The gross-up shall be calculated at the highest incremental rate actually experienced by Executive. For example, if taxed in Oklahoma, the rate would be as follows: assuming the highest tax bracket for federal, the Oklahoma state rate less the federal benefit, medicare, and assuming the FICA limit has already been met, the composite rate would be 41% broken down as follows: 35% Federal 4.55% State (after federal deduction) 1.45% Medicare or a total 41%.

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          Executive assumes the duties of SEVP-CCO as  contemplated in Paragraph
          2(a).

(3) Provisions Respecting Successor to Existing Duties. BOKF and Executive shall cooperate with each other in recruiting a successor for the Executive's current duties and responsibilities.

(4) Return to Line Position. In the event (i) Executive assumes the duties and responsibilities of the Chief Credit Officer of BOKF as herein contemplated and (ii) a successor to Stanley A. Lybarger assumes the duties and responsibilities of Chief Executive Officer of BOKF (the "CEO Successor") and Executive is not the CEO Successor, BOKF shall, within a reasonable period of time and subject to the conditions hereafter set forth (the "Conditions"), re-assign Executive to a line position having (i) the title of Senior Executive Vice-President and
         (ii) materially the same duties and responsibilities and commensurate compensation as Executive then has.

          (a)  The Conditions are:

               (i) Executive shall have recruited a chief credit officer for BOKF (the "CCO");

               (ii) At the time of recruitment,  the Chief Executive Officer and
                    Executive mutually agree the CCO is qualified to be the Chief Credit Officer of BOKF; and,

               (iii) The recruited candidate has accepted the position of CCO of
                    BOKF.

          (b) In the event the Chief Executive Officer and Executive do not, each in the exercise of his good faith judgment, agree the Conditions have been met, the issue or issues shall be presented to the full Board of Directors of

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               BOKF for determination and the determination of the BOKF Board of
               Directors shall be binding.

          (c)  Executive   acknowledges  that  such  re-assignment  may  require
               Executive to relocate to a BOKF market area other Tulsa (a "Subsequent Relocation").

          (d) The Subsequent Relocation shall be effected on the same terms and conditions, mutatis mutandi, as those provided in Paragraph 2(b) through 2(e) for the relocation of Executive from Dallas to Tulsa.

(5) Ratification of the Agreement. The Agreement shall remain in full force and effect including, without limitation, those relating to the Term thereof.

(6) Miscellaneous Provisions. The Miscellaneous Provisions of Paragraph 10 of the Agreement shall apply to this Amendment.

Dated as of the Amendment Date.

      BOK FINANCIAL CORPORATION


             /s/ Stanley A. Lybarger
      By__________________________________


            /s/ W. Jeffrey Pickryl
        __________________________________
         Executive's Signature